DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                       JOHNSTOWN AMERICA INDUSTRIES, INC.
                                       AND
                                       XXX



         THIS DEFERRED COMPENSATION AGREEMENT ("AGREEMENT") is made and entered into this 30th day of November, 1997, by and between JOHNSTOWN AMERICA INDUSTRIES, INC., a Delaware corporation ("CORPORATION") and XXX ("EXECUTIVE").

                                R E C I T A L S:

     A. EXECUTIVE is currently employed by CORPORATION and is considered by CORPORATION to be a valuable and key employee of the CORPORATION.

     B. It is the desire of EXECUTIVE to enter into an arrangement with CORPORATION whereby EXECUTIVE may defer a portion of the compensation to be paid to him under the terms of his employment with CORPORATION.

     C. The parties desire to set forth the terms and conditions upon which the CORPORATION shall pay such deferred compensation to EXECUTIVE or his designated beneficiary under an unfunded arrangement that will be maintained primarily to provide the deferred compensation benefits for EXECUTIVE who is a member of a select group of management or highly compensated executives of the CORPORATION, for purposes of the

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Employee Retirement Income Act of 1974.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and in reliance upon the recitals, set forth above and incorporated by reference herein, the parties hereto agree as follows:

     1. DEFERMENT OF COMPENSATION.

     EXECUTIVE shall have the option, during the term of his employment with CORPORATION, to elect to defer all or a portion of his compensation not yet earned for each TERM (as defined herein) of EXECUTIVE's employment with the CORPORATION. For purposes of this AGREEMENT, a "TERM" of employment for the EXECUTIVE will be the 12-month period beginning on January 1st of each year EXECUTIVE is employed by the CORPORATION and ending on December 31st. EXECUTIVE shall exercise this option by providing CORPORATION with a written notice indicating the percentage or dollar amount of EXECUTIVE's compensation that the EXECUTIVE desires to defer over the following TERM, which notice must be provided to the CORPORATION on or before December 15th of each year prior to the subsequent TERM.

     2. DEFERRED ACCOUNT.

     In order to maintain an accurate record of the cumulative amounts of compensation deferred by EXECUTIVE, the CORPORATION shall establish a bookkeeping account in the name of EXECUTIVE ("DEFERRED ACCOUNT"). The amount of compensation deferred by EXECUTIVE each year shall be credited to the EXECUTIVE'S

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DEFERRED ACCOUNT.

     3.  ADDITIONS  TO  DEFERRED   COMPENSATION  ACCOUNT.

     The balance of the EXECUTIVE'S DEFERRED ACCOUNT shall be deemed to have been invested in an investment satisfactory to the CORPORATION and offered as a "deemed" investment to EXECUTIVE. While any part of the EXECUTIVE'S DEFERRED ACCOUNT is deemed to have been invested in one or more of the above described accounts, the DEFERRED ACCOUNT shall be deemed to have received (and shall be credited with) all interest, dividends, stock splits, unrealized gains, unrealized losses or other property which would have been received with respect to such investment as if the CORPORATION had actually owned such investment. Any such amounts or property shall be deemed to have been reinvested in the DEFERRED ACCOUNT as of the date it would have otherwise been received. The investments described above shall be deemed to have been made on such dates as are selected by the CORPORATION at the price then in effect, but in no event later than 60 days after the CORPORATION receives the annual election from EXECUTIVE as to the amount of compensation to be deferred by EXECUTIVE for the upcoming 12-month period.

     4. ACTUAL INVESTMENT NOT REQUIRED.

     Although the DEFERRED ACCOUNT balance that is potentially payable to EXECUTIVE hereunder shall be measured by the value of and income on the investments described in Paragraph 3 above, the CORPORATION need not actually make any such investments. If the CORPORATION, in its discretion, should from time to time make any

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similar  investment,  such investment shall be solely for the  CORPORATION's own account, and the EXECUTIVE shall have no right, title or interest in any such investment. Accordingly, the EXECUTIVE is solely an unsecured creditor of the CORPORATION with respect to any benefits payable to the EXECUTIVE under its DEFERRED ACCOUNT or this AGREEMENT.

     5. TRIGGERING EVENTS FOR PAYMENT OF DEFERRED COMPENSATION.

     Any compensation amounts deferred under this AGREEMENT shall be payable to the EXECUTIVE upon the FIRST to occur of the following ("TRIGGERING EVENT"):

     5.1 RETIREMENT. Upon the EXECUTIVE's reaching his "RETIREMENT AGE," as defined below, EXECUTIVE shall be entitled to receive the balance of his or her DEFERRED ACCOUNT in accordance with the PAYOUT OPTION ELECTION (as defined in Paragraph 6 below) then in effect for EXECUTIVE under the terms of Paragraph 6 below. For purposes of this AGREEMENT, the EXECUTIVE's retirement age shall be the date upon which EXECUTIVE reaches age 65 UNLESS the EXECUTIVE provides the CORPORATION with a written notice at least 12 MONTHS in advance that the EXECUTIVE intends to have his or her "RETIREMENT AGE" defined as the date for Early Retirement, as that term is defined from time to time by the CORPORATION policy then in effect, or as the date for Late Retirement, as that term is defined from time to time by the CORPORATION policy then in effect ("RETIREMENT ELECTION"). Any

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RETIREMENT  ELECTION by EXECUTIVE to the CORPORATION  that EXECUTIVE  desires to have his or her RETIREMENT AGE defined as the Early Retirement Age or the Later Retirement Age (as determined by Company policy from time to time), rather than age 65, will take effect 12 MONTHS from the date of receipt thereof by the CORPORATION. If the EXECUTIVE reaches Early Retirement Age or Later Retirement Age prior to the expiration of 12 months from the receipt of a modification to a RETIREMENT ELECTION, payment of any DEFERRED ACCOUNT balance hereunder will be governed by the default definition of "RETIREMENT AGE" (the date upon which EXECUTIVE reaches age 65).

     5.2 TERMINATION OF EMPLOYMENT. In the event EXECUTIVE's employment with the CORPORATION is terminated for any reason (other than disability, retirement or death), the CORPORATION shall pay to the EXECUTIVE the entire balance of the EXECUTIVE's DEFERRED ACCOUNT, payable in a single sum on the first day of the first month following EXECUTIVE's termination from the CORPORATION.

     5.3 DISABILITY. In the event of EXECUTIVE's "DISABILITY" (as defined herein), the CORPORATION shall pay to EXECUTIVE the balance of his or her DEFERRED ACCOUNT in accordance with the PAYOUT OPTION ELECTION (as defined in Paragraph 6 below) then in effect for EXECUTIVE under the terms of Paragraph 6 below. For purposes of this AGREEMENT, the EXECUTIVE shall be considered to be disabled when a duly licensed physician selected by the CORPORATION determines that, because of ill health, accident, disability or general inability because of age, the

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EXECUTIVE is no longer able, properly and satisfactorily, to perform his regular duties as an EXECUTIVE of the CORPORATION ("DISABILITY").

     5.4 DEATH. In the event of EXECUTIVE's death, the CORPORATION shall pay to the beneficiary designated by EXECUTIVE the entire balance of the EXECUTIVE's DEFERRED ACCOUNT in a single sum on the first day of the first month following the EXECUTIVE's death.

     5.5 HARDSHIP. In the event the EXECUTIVE incurs a "HARDSHIP" (as defined herein) as a result of an unforeseeable emergency, the CORPORATION shall pay to the EXECUTIVE such sums from the EXECUTIVE's DEFERRED ACCOUNT, payable in a single sum, as the CORPORATION determines reasonably needed to satisfy the emergency need. For purposes of this AGREEMENT, a "HARDSHIP" shall be defined as a severe financial hardship to the EXECUTIVE resulting from a sudden and unexpected illness or accident of the EXECUTIVE or of a dependent [as defined in Internal Revenue Code Section 152(a)] of the EXECUTIVE, loss of the EXECUTIVE's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the EXECUTIVE. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

                           (a) Through reimbursement or compensation by insurance or otherwise,



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                           (b) By liquidation of the EXECUTIVE's  assets, to the
         extent the liquidation of such assets would not itself cause severe financial hardship, or

                           (c) By cessation of deferrals under the plan.

     6.  PAYMENT  OF  DEFERRED  COMPENSATION.

     Upon the commencement of this AGREEMENT, the EXECUTIVE shall provide the CORPORATION with an initial Payout Option Election which will set forth the EXECUTIVE's desired payment option from among the options described below ("PAYOUT OPTION ELECTION"). In the event the EXECUTIVE fails to provide the CORPORATION with a written PAYOUT OPTION ELECTION, any DEFERRED ACCOUNT balances due to EXECUTIVE hereunder will be paid in a lump sum under subparagraph (a) below.

     Notwithstanding the foregoing, the EXECUTIVE may modify his or her PAYOUT OPTION ELECTION by providing the CORPORATION with a written modification to his or her previous PAYOUT OPTION ELECTION at least 12 MONTHS prior to a TRIGGERING EVENT. Any modification to a PAYOUT OPTION ELECTION will take effect 12 MONTHS from the date of receipt thereof by the CORPORATION. If a TRIGGERING EVENT occurs prior to the expiration of 12 months from the receipt of a modification to a PAYOUT OPTION ELECTION, payment of any DEFERRED ACCOUNT balance hereunder will be governed by the PAYOUT OPTION ELECTION in effect prior to any modifications submitted by EXECUTIVE.


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     Unless otherwise  provided in Paragraph 5 above, upon the occurrence of the first "TRIGGERING EVENT" as set forth in Paragraph 5 above, the CORPORATION shall pay to EXECUTIVE the balance of his or her DEFERRED ACCOUNT in accordance with one of the following payout options which EXECUTIVE has selected by the
valid  PAYOUT  OPTION   ELECTION  then  on  file  for  the  EXECUTIVE  with  the
CORPORATION. In the event there is no valid PAYOUT OPTION ELECTION on file with the CORPORATION upon the occurrence of the first TRIGGERING EVENT, the balance of the EXECUTIVE's DEFERRED ACCOUNT shall be paid out in a lump sum in accordance with subparagraph (a) below.

                           (a) LUMP SUM. The entire balance of the EXECUTIVE's DEFERRED ACCOUNT shall be payable in a single sum on the first day of the first month following the TRIGGERING EVENT.

                           (b) INSTALLMENT WITH STATED INTEREST. The entire balance of the EXECUTIVE's DEFERRED ACCOUNT, together with interest from the date of the TRIGGERING EVENT on the balance of the DEFERRED ACCOUNT remaining from time to time unpaid at the standard prime rate as stated in the WALL STREET JOURNAL from time to time, shall be payable in equal monthly installments over the period of time determined by EXECUTIVE in his or her PAYOUT OPTION ELECTION (not to exceed 15 years), commencing with the first day of the first month following the TRIGGERING EVENT.

                           (c) INSTALLMENT WITH INVESTMENT INTEREST. The entire balance of the EXECUTIVE's DEFERRED ACCOUNT, together with a credit for all interest, dividends, stock splits, unrealized gains, unrealized losses or other property which would have been received from the date of the TRIGGERING EVENT on the balance of the DEFERRED ACCOUNT remaining from time to time unpaid as if the unpaid balance of the DEFERRED ACCOUNT was invested pursuant to the provisions of Paragraph 3 above, shall be payable in fractional monthly installments over the period of time determined by EXECUTIVE in his or her PAYOUT OPTION ELECTION (not to exceed 15

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         years),  the  fraction  of  which  shall  be  one  (1)  divided  by the difference of the total payout period minus 1 for each month that EXECUTIVE has received a monthly payment, commencing with the first day of the first month following the TRIGGERING EVENT. BY WAY OF EXAMPLE, IF THE EXECUTIVE HAD SELECTED A PAYOUT PERIOD OF 5 YEARS (60 MONTHS), THE FRACTIONAL PAYMENT FOR THE FIRST MONTH WILL BE THE DEFERRED ACCOUNT BALANCE X 1/60TH. THE FRACTIONAL PAYMENT FOR THE SECOND MONTH WILL BE THE DEFERRED ACCOUNT BALANCE X 1/59TH, AND SO ON.

     7. UNFUNDED AND UNSECURED

     All payments hereunder shall be paid in cash from the general funds of the CORPORATION and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of benefits hereunder. Nothing contained in this AGREEMENT, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between CORPORATION and EXECUTIVE or any other person, nor shall any general assets be considered security for the performance of the obligations of CORPORATION. Any such assets shall remain a general, unpledged, and unrestricted asset of CORPORATION.

     8. EXECUTIVE RIGHTS.

     8.1 UNSECURED GENERAL CREDITOR. The rights of EXECUTIVE, or his designated beneficiary hereunder, shall be solely those of an unsecured general creditor of the CORPORATION. The right to receive the benefits specified under this AGREEMENT may be satisfied only from the general assets of the CORPORATION. Neither the EXECUTIVE nor any beneficiary designated by EXECUTIVE hereunder has any right to look to any specific or special property separate from the CORPORATION to satisfy a claim

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for benefit payments.

     8.2 NO BENEFICIAL INTEREST. EXECUTIVE acknowledges and agrees that neither he nor any beneficiary designated by EXECUTIVE hereunder shall have any rights or beneficial ownership interest in any general asset the CORPORATION may acquire or use to help support its financial obligations under this AGREEMENT.

     8.3 NO INTEREST IN INVESTMENTS. EXECUTIVE shall have no right, title, or interest whatever in or to any investments which the CORPORATION may make to aid it in meeting its obligations under the AGREEMENT. The EXECUTIVE also understands and agrees that his participation, in any way, in the acquisition of any such general asset for the CORPORATION shall not constitute a representation to the EXECUTIVE or any beneficiary designated by EXECUTIVE hereunder that any of them has a special or beneficial interest in such general asset.

     9. AMENDMENTS.

     This AGREEMENT may be amended at any time and from time to time by the mutual written consent of the parties to this AGREEMENT.

     10. TERMINATION OF DEFERRED COMPENSATION PLAN.

     The CORPORATION reserves the right, in its sole and absolute discretion, to terminate this AGREEMENT at any time so long as the CORPORATION simultaneously terminates ALL nonqualified deferred compensation plans then in place with the CORPORATION. In the event of a termination of this AGREEMENT by the

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CORPORATION, the EXECUTIVE's DEFERRED ACCOUNT shall be paid out in a single lump sum.

     11. GOVERNING LAW.

     This AGREEMENT shall be construed and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF the parties have signed this AGREEMENT the day and year first above written.

CORPORATION                                                   EXECUTIVE

JOHNSTOWN AMERICA INDUSTRIES,                                 XXX
INC., a Delaware corporation




By:
   -------------------------------            By: --------------------------
      Its President




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